Exhibit 21.1
Cottonwood Communities Inc.
Subsidiary List (By Jurisdiction)

Delaware

1600 Barberry Lane Owner, LLC
1600 Barberry Lane, LLC
3300 Cottonwood, LLC
3800 Main Investors, LLC
5001 Enclave Member, LLC
5001 Enclave O, LLC
801 Riverfront Property Owner, LLC
805 Riverfront Management, LP
Block C SPE, LLC
Block C SPE II, LLC
Brook Highland Place DST, LLC
CA Residential 801 PE Junior, LLC
CA Residential 801 PE Senior, LLC
CC 801 Riverfront, LLC
CC Archer, LLC
CC Astoria West, LLC
CC Callowhill, LLC
CC Clermont, LLC
CC Hollywood Lender, LLC
CC Infield Investor, LLC
CC Monrovia Lender, LLC
CC Multifamily Developer, LLC
CC One Upland, LLC
CC Pompano Beach, LLC
CC Pompano Beach TIC 1, LLC
CC Pompano Beach TIC 2, LLC
CC Pompano Beach TIC 3, LLC
CC Pompano Beach TIC 4, LLC
CC Riverfront Depositor, LLC
CC Riverfront Manager, LLC
CC Riverfront MT, LLC
CC TRS, Inc.
CC West Palm Holding, LLC
CC West Palm, LLC
CCA Promissory Note Distribution LLC
CCPM II – Clearview, LLC
Certis Construction, LLC
Clearview TRS, LLC
Cottonwood Arsenal H, LLC
Cottonwood at Forum H, LLC
Cottonwood Block C QOF, LLC
Cottonwood Capital Management, Inc.
Cottonwood Capital Property Management II, LLC
Cottonwood Capital, LLC

Cottonwood Communities Advisors Promote, LLC
Cottonwood Courtney Manor H, LLC
Cottonwood Courtney Oaks H, LLC
Cottonwood Fox Point H, LLC
Cottonwood Galleria Owner LLC
Cottonwood Legacy Heights H, LLC
Cottonwood Melrose, LLC
Cottonwood On Highland, LLC
Cottonwood Raveneaux Apartments, LLC
Cottonwood Raveneaux R, LLC
Cottonwood Regatta H, LLC
Cottonwood Residential O.P., LP
Cottonwood Riverfront DST
Cottonwood Scott Mountain H, LLC
Cottonwood Stonebriar H, LLC
Cottonwood Sugarmont, LLC
Cottonwood Summer Park Cash, LLC
Cottonwood Toscana H, LLC
Cottonwood TriPost, LLC
CR Digital, LLC
CROP PM – St. Pete, LLC
CROP Property Management, LLC
CW Alpha Mill Apartments, LP
CW Alpha Mill GP, LLC
CW Block C, LLC
CW Broadway Owner, LLC
CW Cason, LLC
CW Clearview, LLC
CW Cottonwood Apartments, LLC
CW Heights at Meridian Apartments, LP
CW Heights at Meridian GP, LLC
CW Highland Park Apartments, LLC
CW Investor on Highland, LLC
CW Reserve Apartments, LP
CW Reserve GP, LLC
CW St. Pete 1031, LLC
CW St. Pete, LLC
CW Stonebriar, LLC
CW Sugar House, LLC
CW Westborough 1031, LLC
CW Westborough Apartments, LLC
CW Westside Apartments, LLC
CWR-Pavilions, LLC
Ditaro, LLC
Forum at Grand Prairie, LLC
KRE JAG One Upland Owner LLC
Melrose Apartments, LLC
Melrose II S TIC, LLC

Pavilions, LLC
Regatta TRS, LLC
Resident Indemnity Management, LLC
Retreat at Peachtree City Apartments CW, LLC
Retreat at Peachtree City Apartments, LLC
Scott Mountain Apartments, LLC
Sequoia Stonebriar Owner, LLC
Sugarmont, LLC
Summer Park H, LLC
Summer Park Whitman, LLC

Maryland

Cottonwood Communities GP Subsidiary, LLC

Utah

Albion Insurance Company, Inc.
Cottonwood at Trolley Square, LLC
Cottonwood Residential Real Estate Services, LLC

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